                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                    MONACO COACH CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                            MONACO COACH CORPORATION
                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 18, 2000

                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Monaco Coach Corporation (the "Company"), a Delaware corporation, will be held on May 18, 2000 at 10:00 a.m., local time, at the Company's headquarters, located at 91320 Industrial Way, Coburg, Oregon, for the following purposes:

        1. To elect three Class I directors to serve for two-year terms expiring upon the 2002 Annual Meeting of Stockholders or until their successors are elected.

        2. To amend the Company's 1993 Director Option Plan (the "Director Plan") to (i) decrease the initial option grants to directors from 27,000 to 8,000 shares and the annual option grants to directors from 5,400 to 3,500 shares; (ii) remove the current limitation on certain directors from participating in the Director Plan; and (iii) provide that a stock split will not result in an adjustment to the number of shares subject to automatic option grants occurring after the date of the stock split.

        3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 30, 2000.

        4. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on March 24, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

    All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                          FOR THE BOARD OF DIRECTORS
                                          RICHARD E. BOND
                                          SECRETARY

Coburg, Oregon
April 20, 2000

                            MONACO COACH CORPORATION

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Monaco Coach Corporation (the "Company") for use at the 2000 Annual Meeting of Stockholders to be held May 18, 2000 at 10:00 a.m., local time (the "Annual Meeting"), or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices, located at 91320 Industrial Way, Coburg, Oregon 97408, and its telephone number at that location is (541) 686-8011.

    These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended January 1, 2000, including financial statements, were mailed on or about April 20, 2000 to all stockholders entitled to vote at the meeting.

RECORD DATE AND VOTING SECURITIES

    Stockholders of record at the close of business on March 24, 2000 are entitled to notice of and to vote at the meeting. At the record date, 18,893,397 shares of the Company's Common Stock, $0.01 par value, were issued and outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the Company's principal executive offices a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

    The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the record date. Shares that are voted "FOR," "AGAINST" or "WITHHOLD AUTHORITY" with respect to a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

    While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes

Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

    In a 1988 Delaware case, BERLIN V. EMERALD PARTNERS, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    The Company's Bylaws require that proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received by the Company no later than December 21, 2000, whether or not they are to be included in the Company's proxy statement and form of proxy relating to that meeting.

                      PROPOSAL ONE--ELECTION OF DIRECTORS

NOMINEES

    The authorized number of directors is currently established at six. The Company's Certificate of Incorporation provides that the directors shall be divided into two classes, with the classes serving for staggered, two-year terms. Currently there are three directors in each of Class I and Class II. Each of the three Class II directors elected at the 1999 Annual Meeting will hold office until the 2001 Annual Meeting or until his successor has been duly elected and qualified. The three Class I directors are to be elected at the Annual Meeting.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below, each of whom is currently a director of the Company. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

    The names of the three Class I nominees for director and certain information about each of them are set forth below. The names of, and certain information about, the current Class II directors with unexpired terms are also set forth below. All information is as of the record date.

                                                                                              DIRECTOR
NAME                               AGE                    PRINCIPAL OCCUPATION                 SINCE
----                             --------   ------------------------------------------------  --------
NOMINEES FOR CLASS I DIRECTORS:

Kay L. Toolson.................   56        Chairman of the Board, Chief Executive Officer      1993
                                            and President of the Company

Michael J. Kluger..............   42        Managing Director of Liberty Capital                1993
                                            Partners, Inc.

Lee Posey......................   65        Chairman of Palm Harbor Homes                       1997

CONTINUING CLASS II DIRECTORS:

Carl E. Ring, Jr...............   61        Managing Director of Liberty Capital                1993
                                            Partners, Inc.

Richard A. Rouse...............   54        Private Investor                                    1993

Roger A. Vandenberg............   53        President of Cariad Capital, Inc.                   1993

    Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

    MR. TOOLSON has served as Chief Executive Officer of the Company and the Predecessor since 1986 and as Chairman of the Company since 1993. He has served as President of the Company since 1986 except for the periods from October 1995 to January 1997 and August 1998 to September 1999. From 1973 to 1986,
Mr. Toolson held executive positions with two motor coach manufacturers. He holds a B.S. degree in Business Administration and Computer Science and an M.B.A. degree, both from Utah State University.

    MR. KLUGER has served as a director of the Company since March 1993. He is a founding partner of Liberty Partners, L.P., whose general partner is Liberty Capital Partners, Inc., a New York investment management firm, where he has served as a Managing Director since September 1992. For five years prior thereto, Mr. Kluger was a Director and Senior Vice President of Merrill Lynch Interfunding Inc., a subsidiary of Merrill Lynch & Co., an investment banking and brokerage firm. Mr. Kluger is also a director and stockholder of Liberty Capital Partners, Inc.

    MR. POSEY has served as a director of the Company since July 1997.
Mr. Posey currently serves as Chairman of the Board for Palm Harbor Homes, a Dallas, Texas based producer of multi-section manufactured homes, a position he has held since December 1977. Additionally, he was the President of Palm Harbor Homes from December 1977 to December 1993. Mr. Posey is a graduate of Alma College in Alma, Michigan.

    MR. RING has served as a director of the Company since March 1993. He is a founding partner of Liberty Partners, L.P., whose general partner is Liberty Capital Partners, Inc., a New York investment management firm, where he has served as a Managing Director since September 1992. From June 1991 to
September 1992, he was President of Eden, Miller & Co., Incorporated, an investment banking firm. For more than five years prior thereto, Mr. Ring was a Managing Director of Lehman Brothers Inc., an investment banking and brokerage firm. Mr. Ring is also a director and stockholder of Liberty Capital Partners, Inc.

    MR. ROUSE has served as a director of the Company since July 1993. He is currently a private investor. From 1991 to 1998, Mr. Rouse served as Chairman of Emergency Road Service, Inc., a privately-held nationwide roadside assistance company. From 1988 to 1991, he was President of Trailer Life Enterprises, Inc., a publisher and sponsor of recreational vehicle publications and clubs.

    MR. VANDENBERG has served as a director of the Company since March 1993. He currently serves as the President of Cariad Capital, Inc., which he founded in January 1992, and as a Managing Director of Narragansett Capital, Inc., a private investment firm, a position he has held since 1986. Mr. Vandenberg is also a general partner of the general partner of Narragansett Capital Partners -A and -B, L.P. ("NCPAB"), related venture capital funds, and a general partner of the general partner of Narragansett First Fund, a venture capital fund.
Mr. Vandenberg is also a director of Wellman, Inc., a polyester fiber manufacturer, and general partner of Monaco Capital Partners.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of four meetings during fiscal 1999. Other than Mr. Kluger, no director attended fewer than 75% of the meetings of the Board of Directors and its committees upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

    The Audit Committee of the Board of Directors currently consists of Directors Ring and Rouse, and held one meeting during the last fiscal year. The Audit Committee recommends engagement of the Company's independent accountants, and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    The Compensation Committee of the Board of Directors currently consists of Directors Ring, Rouse and Vandenberg, and held two meetings during the last fiscal year. The Compensation Committee establishes the policies upon which compensation of and incentives for the Company's executive officers will be based, reviews and approves the compensation of the Company's executive officers, and administers the Company's stock option and stock purchase plans.

COMPENSATION OF DIRECTORS

    The Company's directors who are not employees of the Company received $25,000 in 1999 for service on the Board of Directors and any committee thereof. The Company's directors are also reimbursed for certain expenses in connection with attendance at board and committee meetings.

    Each non-employee director of the Company, other than directors affiliated with Liberty Investment Partners II, L.P., Liberty Partners, L.P., Monaco Capital Partners or Cariad Capital, Inc., is currently entitled to participate in the Company's 1993 Director Option Plan (the "Director Plan"). The Board of Directors and the stockholders have authorized a total of 135,000 shares of Common Stock for issuance pursuant to the Director Plan. Under the current terms of the Director Plan, each eligible non-employee director is automatically granted an option to purchase 27,000 shares of Common Stock (the "Initial Option") on the later of the effective date of the Company's initial public offering or the date on which the optionee first becomes a director of the Company. Thereafter, each optionee is automatically granted an additional option to purchase 5,400 shares of Common Stock (a "Subsequent Option") on
September 30 of each year if, on such date, the optionee has served as a director of the Company for at least six months. Each Initial Option vests over five years at the rate of 20% of the shares subject to the Initial Option at the end of each anniversary following the date of grant. Each Subsequent Option vests in full on the fifth anniversary of its date of grant. The exercise price of each option is the fair market value of the Common Stock as determined by the closing price reported by the New York Stock Exchange on the date of grant. By mutual agreement with the Company, Messrs. Rouse and Posey were each granted a Subsequent Option to purchase 2,500 shares on September 30, 1999 at an exercise price of $24.375 per share. No directors other than Messrs. Rouse and Posey were granted options under the Director Plan in 1999. The Company is proposing certain amendments to the Director Plan--See Proposal Two.

VOTE REQUIRED

    The three nominees receiving the highest number of votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

            PROPOSAL TWO--AMENDMENT OF THE 1993 DIRECTOR OPTION PLAN

    At the Annual Meeting, the stockholders are being requested to consider and approve amendments to the Company's 1993 Director Option Plan, as amended (the "Director Plan"), to amend the Company's Director Plan to (i) decrease the initial option grants to directors from 27,000 to 8,000 shares and the annual option grants to directors from 5,400 to 3,500 shares; (ii) remove the current limitation on certain directors from participating in the Director Plan; and
(iii) amend the Director Plan to provide that a stock split will not result in an adjustment to the number of shares subject to automatic option grants occurring after the date of the stock split.

TERMS OF DIRECTOR PLAN PRIOR TO AMENDMENT

    The Director Plan was adopted by the Board of Directors and by the stockholders in August 1993. Under the terms of the Director Plan, the Company may grant options to purchase shares of the Company's Common Stock to certain Outside Directors (as defined in the Director Plan). The Director Plan is administered by the Company's Board of Directors. The number of shares of Common Stock subject to each option grant is subject to adjustment to reflect changes in the Company's capitalization. The Director Plan provides for the grant of options covering an aggregate of 135,000 shares of the Company's Common Stock, which reflects changes in the Company's capitalization since the inception of the Director Plan. Any Common Stock subject to an option that is not exercised prior to expiration or that otherwise terminates or which has been conveyed back to the Company pursuant to the terms of the option grant will thereafter be available for further grant under the Director Plan. Each option grant is priced at the fair market value, which is the closing sales price of the stock as quoted on the New York Stock Exchange on the date of grant. The fair market value of the Common Stock as of the close of trading on March 24, 2000 was $19.125 per share. Under the terms of the Director Plan, the option grants have a term of ten years from the date of grant. The options are granted to the Outside Directors in consideration for their service on the board of directors.

    The purposes of the Director Plan are to attract and retain the best available personnel for service as Outside Directors of the Company, to provide an additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board of Directors. The Board of Directors believes that the Company's Director Plan serves as an incentive to current Directors and helps align their interests with those of the Company's stockholders.

    A copy of the Director Plan, which includes the proposed amendments, is attached hereto as Exhibit A.

PURPOSE AND EFFECT OF AMENDMENTS TO SECTION FOUR OF THE DIRECTOR PLAN

    The purpose of the proposed amendments to Section Four to the Director Plan is to decrease the number of options issued to Outside Directors under the Director Plan and to make additional Directors eligible for issuance of grants under the Director Plan. The Board of Directors believes that the proposed amendments are in the best interests of the Company and its stockholders. The effect of the proposed amendments to Section Four of the Director Plan will be to reestablish the initial option grant at 8,000 shares as originally stated in the Director Plan and to fix the subsequent annual grants at 3,500 shares, higher than the 1,600 shares originally stated in the Director Plan but less than the 5,400 shares currently existing as a result of stock splits. The purpose of the change is to negate the unintended effect of prior stock splits, but also to provide initial and annual grants at levels which the Company believes are reasonable and will serve to attract and retain qualified persons to serve on the Board of Directors.

    Under the current terms of the Director Plan, each Outside Director of the Company, other than directors affiliated with Liberty Investment Partners II, L.P., Liberty Partners, L.P., Monaco Capital Partners or Cariad Capital, Inc., is automatically granted an option to purchase 27,000 shares of Common Stock, which reflects changes in the Company's capitalization since the inception of the Director Plan, on the date on which the optionee first becomes a director of the Company. Thereafter, each Outside Director other than directors affiliated with Liberty Investment Partners II, L.P., Liberty Partners, L.P., Monaco Capital Partners or Cariad Capital, Inc. is automatically granted an additional option to purchase 5,400 shares of Common Stock, which reflects changes in the Company's capitalization since the inception of the Director Plan, on September 30 of each year if, on such date, the optionee has served as a director of the Company for at least six months.

    Under the proposed amended terms of the Director Plan each Outside Director of the Company, regardless of affiliation, would be automatically granted an option to purchase 8,000 shares of Common Stock on the date on which the optionee first becomes a director of the Company. Thereafter, each Outside Director, regardless of affiliation, would be automatically granted an option to purchase 3,500 shares of Common Stock on September 30 of each year if, on such date, the optionee has served as a director of the Company for at least six months. The current Directors affiliated with Liberty Investment Partners II, L.P., Liberty Partners, L.P., Monaco Capital Partners or Cariad Capital, Inc., Roger A. Vandenberg, Carl E. Ring, Jr. and Michael J. Kluger, will not be entitled to any retroactive or other initial option grant to purchase 8,000 shares of Common Stock.

PURPOSE AND EFFECT OF AMENDMENTS TO SECTION TEN OF THE DIRECTOR PLAN

    The purpose of the proposed amendment to Section Ten to the Director Plan is to revise Section 10(a) such that a stock split by the Company will not result in an adjustment to the number of shares covered by options granted to Outside Directors under the Directors Plan subsequent to the stock split. Such a stock split will merely cause an adjustment in the number of shares subject to options granted prior to the split and outstanding at the time of the split. The Board of Directors believes that the proposed amendment is in the best interests of the Company and its stockholders for a number of reasons. The Company believes that the proposed changes discussed above to Section Four of the Director Plan will provide the Outside Directors with adequate compensation and will serve to attract and retain qualified persons to serve on the Board of Directors. In addition, the Company believes that when the Company's Shareholders adopted the Director Plan, they did not intend to have a stock split increase the grants to the Outside Directors under the Director Plan with respect to future option grants.

    Under the current terms of Section Ten of the Director Plan, a change in capitalization of the Company, including a stock split, results in a proportionate adjustment in the number of shares represented by each option grant issued to the Outside Directors of the Company. The proposed terms of the Director Plan will provide that a stock split will not result in a proportionate adjustment in the number of shares granted subsequent to such stock split to the Outside Directors with respect to the annual or initial option grants issued to the Outside Directors of the Company.

BENEFITS UNDER AMENDED DIRECTOR PLAN

    If the benefits resulting from the proposed amendments to Sections Four and Ten of the Director Plan are approved, then for the next fiscal year, each Outside Director will receive an annual grant for options to purchase 3,500 shares of Common Stock and none of the Outside Directors will receive an initial grant for options to purchase 8,000 shares of Common Stock. The Company's Outside Directors include Carl E. Ring, Jr., Richard A. Rouse, Roger A. Vandenberg, Lee Posey and Michael J. Kluger. Mr. Kluger and Mr. Posey are the only Outside Directors nominated for election at this annual meeting.

FEDERAL TAX CONSEQUENCES OF DIRECTOR PLAN

    Options granted under the plan are non-statutory stock options. The Director Plan is not subject to the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended.

    The Company believes that the grant of a non-statutory stock option under the Director Plan will not be subject to federal income tax. Upon exercise, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Gain or loss on the subsequent sale of Common Stock received on exercise of a non-statutory stock option generally will be capital gain or loss (with the maximum federal income tax rate determined by reference to the holding period of the Common Stock as noted above). Upon exercise of a non-statutory stock option, the Company generally will be entitled to a compensation deduction for federal income tax purposes in the year and in the same amount as the optionee or grantee is considered to have recognized ordinary income tax.

VOTE REQUIRED

    The approval of the amendments to Section Four and Section Ten to the Director Plan requires the affirmative vote of a majority of the votes cast on this Proposal Two, provided that the total vote cast on this Proposal Two represents over 50% in interest of all securities entitled to vote on this Proposal Two. An abstention or non-vote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENTS TO THE COMPANY'S DIRECTOR PLAN: TO AMEND THE COMPANY'S DIRECTOR PLAN TO (I) DECREASE THE INITIAL OPTION GRANTS TO DIRECTORS FROM 27,000 TO 8,000 SHARES AND THE ANNUAL OPTION GRANTS TO DIRECTORS FROM 5,400 TO 3,500 SHARES;
(II) REMOVE THE CURRENT LIMITATION ON CERTAIN DIRECTORS FROM PARTICIPATING IN THE DIRECTOR PLAN; AND (III) PROVIDE THAT A STOCK SPLIT WILL NOT RESULT IN AN ADJUSTMENT TO THE NUMBER OF SHARES SUBJECT TO AUTOMATIC OPTION GRANTS OCCURRING AFTER THE DATE OF THE STOCK SPLIT.

                    PROPOSAL THREE--PROPOSAL RATIFICATION OF
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 30, 2000, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

    The affirmative vote of a majority of the Votes Cast will be required to ratify PricewaterhouseCoopers LLP as the Company's independent auditors.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 30, 2000.

OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

    The table below sets forth information for the three most recently completed fiscal years concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                         ------------
                                                            ANNUAL COMPENSATION           SECURITIES
                                                      --------------------------------    UNDERLYING
NAME AND PRINCIPAL POSITION                             YEAR      SALARY      BONUS      OPTIONS (#)
---------------------------                           --------   --------   ----------   ------------
Kay L. Toolson......................................    1999     $211,000   $1,440,000      15,001
Chief Executive Officer, President and Chairman         1998      205,000    1,245,000      16,879
                                                        1997      200,000      912,939      16,875

John W. Nepute......................................    1999     $110,000   $  440,000       9,000
Executive Vice President, Treasurer, and Chief          1998      105,000      340,000      10,800
  Financial Officer                                     1997      100,000      205,607      10,125

Richard E. Bond.....................................    1999     $117,000   $  270,000       7,500
Senior Vice President, Secretary and Chief              1998      113,000      200,000       8,100
  Administrative Officer                                1997      100,833      107,370       8,100

Irvin M. Yoder......................................    1999     $ 84,000   $  298,000       6,750
Vice President and Director of Indiana Manufacturing    1998       80,000      225,000       7,088
                                                        1997       70,000       98,590       6,750

Martin W. Garriott..................................    1999     $ 86,000   $  290,000       6,750
Vice President and Director of Oregon Manufacturing     1998       82,500      220,000       7,088
                                                        1997       75,000      113,224       6,750

OPTION GRANTS

    The following table sets forth certain information with respect to stock option grants to the Named Executive Officers during the fiscal year ended January 1, 2000. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                # INDIVIDUAL GRANTS (1)
                                    -----------------------------------------------    POTENTIAL REALIZABLE
                                    NUMBER OF                                            VALUE AT ASSUMED
                                    SECURITIES   % OF TOTAL                            ANNUAL RATES OF STOCK
                                    UNDERLYING    OPTIONS                             PRICE APPRECIATION FOR
                                     OPTIONS     GRANTED TO                                 OPTION TERM
                                     GRANTED     EMPLOYEES    EXERCISE   EXPIRATION   -----------------------
NAME                                   (#)        IN 1999      PRICE        DATE          5%          10%
----                                ----------   ----------   --------   ----------   ----------   ----------
Kay L. Toolson....................    15,001        10.0       $15.37      3/31/09     $145,001     $367,462
John W. Nepute....................     9,000         6.0        15.37      3/31/09       86,995      220,462
Richard E. Bond...................     7,500         5.0        15.37      3/31/09       72,496      183,719
Irvin M. Yoder....................     6,750         4.5        15.37      3/31/09       65,246      165,347
Martin W. Garriott................     6,750         4.5        15.37      3/31/09       65,246      165,347

------------------------

(1) These options were granted pursuant to the Company's 1993 Incentive Stock Option Plan. These options have terms of ten years and vest over five years at the rate of 20% of the shares subject to the options at the end of each anniversary following the date of grant of such options.

OPTION VALUES

    The following table sets forth information with respect to the number and value of securities underlying exercisable and unexercisable options held by each of the Named Executive Officers on January 1, 2000:

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                              SHARES                       OPTIONS AT              IN-THE-MONEY OPTIONS AT
                             ACQUIRED                    FISCAL YEAR END             FISCAL YEAR END (1)
                                ON       VALUE     ---------------------------   ---------------------------
NAME                         EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         --------   --------   -----------   -------------   -----------   -------------
Kay L. Toolson.............   33,750    $488,261       3,379         48,751      $   47,112      $751,741
John W. Nepute.............    8,475     155,368      56,460         28,779       1,278,876       442,974
Richard E. Bond............       --          --       7,290         20,460         140,424       300,035
Irvin M. Yoder.............       --          --       6,142         17,821         117,954       258,945
Martin W. Garriott.........       --          --       5,939         19,780         114,424       300,352

------------------------

(1) Value of unexercised options is based on the last reported sale price of the Company's Common Stock on the New York Stock Exchange of $25.5625 per share on December 31, 1999 (the last trading day for the fiscal year ended
    January 1, 2000) minus the exercise price.

COMPENSATION COMMITTEE REPORT

    The information contained in the following report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

INTRODUCTION

    The Compensation Committee of the Board of Directors (the "Committee") was established in July 1993 and is comprised solely of outside directors. In general, the Committee is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, including executive salary levels and variable compensation programs, both cash-based and equity-based. With respect to the compensation of the Company's Chief Executive Officer, the Committee reviews and approves the various elements of the Chief Executive Officer's compensation. With respect to other executive officers, the Committee reviews the recommendations for such individuals presented by the Chief Executive Officer and the bases therefore and approves or modifies the compensation packages for such individuals. Base salary levels for executive officers of the Company are generally established at or near the start of each fiscal year, and final bonuses for executive officers are determined at the end of each fiscal year based upon such individual's performance and the performance of the Company.

EXECUTIVE COMPENSATION

    The Company's compensation program consists of two principal components: cash-based compensation, both fixed and variable, and equity-based compensation. These two principal components are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company.

CASH-BASED COMPENSATION

    Executive officers of the Company receive cash compensation in the form of annual salaries and bonus payments. A principal goal of the Committee is to tie a substantial part of each executive officer's cash compensation to the Company's performance, and to reward executive officers for the Company's success. In 1999, the group was eligible to receive a bonus from a pool of 10% of its EBITDA in excess of $3 million each quarter. (EBITDA is defined as the Company's net income before interest expense, taxes, management fees, and depreciation and amortization.) This compares to 15% of its EBITDA in excess of $3 million for each quarter in 1998 and 1997. One half of each quarterly allocation, other than the amount allocated to the Chief Executive Officer (as described below), was paid to participants in the pool other than the Chief Executive Officer, at the end of each quarter. At the discretion of the Committee, the participants, other than the Chief Executive Officer, are eligible for the remainder to be paid after the year-end, based on the Company's annual EBITDA from the Company's audited annual financial statements. The allocation of the bonus pool, other than the amount allocated to the Chief Executive Officer, is recommended by the Chief Executive Officer, for approval by the Committee, and is based on subjective factors, including the achievement by each participant in the pool of specifically defined objectives and the particular contributions of each participant to the Company's revenue and profitability. The Committee also considers the compensation of similarly situated executives in the Company's peer group in the recreational vehicle industry. The Chief Executive Officer also recommends to the Committee the performance objectives for each executive officer for the ensuing year.

EQUITY-BASED COMPENSATION

    The Committee administers an option program pursuant to which members of management, including the Company's executive officers, may receive annual option grants as of March 31 each year from a pool of shares set aside by the Committee. The purpose of the option program is to provide additional incentive to executives and other key employees of the Company to work to maximize long-term return to the Company's stockholders. The allocation of the option pool, other than the shares allocated to the Chief Executive Officer, is recommended by the Chief Executive Officer for approval by the Committee. The allocation of shares from the option pool to the Chief Executive Officer is determined by the Committee. In granting stock options to the executive officers, the Chief Executive Officer and the Committee consider a number of subjective factors, including the executive's position and responsibilities at the Company, such executive's individual performance, the number of options held (if any) and other factors that they may deem relevant. Options generally vest over a five-year period to encourage option holders to continue in the employ of the Company. The exercise price of options is the market price on the date of grant, ensuring that the option will acquire value only to the extent that the price of the Company's Common

Stock increases relative to the market price at the date of grant. In 1999, the Committee set aside a pool of 150,151 shares for grants to management, of which options to purchase 51,751 shares were granted to the executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Committee generally uses the same factors and criteria described above for compensation decisions regarding the Chief Executive Officer. During 1999, Mr. Toolson received a base salary of $211,000 for serving as the chief executive officer of the Company. As a participant in the Company's Executive Variable Compensation Plan approved by the stockholders in fiscal 1999, Mr. Toolson was eligible to receive an annual bonus equal to 3.14% of the Company's EBITDA in excess of $12 million, payable at the discretion of the Committee after review of the Company's audited annual financial statements. This compares to 5% of the Company's EBITDA in excess of $12 million in 1998 and 1997. Mr. Toolson received a bonus for 1999 of $1,440,000. In 1999 the Compensation Committee also granted Mr. Toolson an option to purchase 15,001 shares of the Company's Common Stock.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Under this legislation, the Company may deduct such compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as shareholder approval). The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances. In 1999, the Company's stockholders approved the Executive Variable Compensation Plan under which bonuses may be paid to participating executive officers. This Plan, which provides for performance-based compensation, is intended to be exempt from the deduction limits under Section 162(m) of the Internal Revenue Code.

SUMMARY

    The Committee believes that its compensation program to date has been fair and motivating, and has been successful in attracting and retaining qualified employees and in linking compensation directly to the Company's success. The Committee intends to review this program on an ongoing basis to evaluate its continued effectiveness.

                                          THE COMPENSATION COMMITTEE
                                          Carl E. Ring, Jr.
                                          Richard A. Rouse
                                          Roger A. Vandenberg

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors was established in July 1993 and consists of Directors Ring, Rouse and Vandenberg, none of whom have interlocking relationships as defined by the Securities and Exchange Commission.

                               SECURITY OWNERSHIP

    The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of March 24, 2000 (except as otherwise indicated), by: (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock, (ii) each of the Named Executive Officers, (iii) each of the Company's directors, and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                              NUMBER OF
BENEFICIAL OWNER                                              SHARES (1)   PERCENTAGE
----------------                                              ----------   ----------
Kay L. Toolson (2)..........................................  1,407,239        7.45%
c/o Monaco Coach Corporation
91320 Industrial Way
Coburg, Oregon 97408

Wesley Richard Guylay (3)...................................  1,110,000        5.88%
30 Rockefeller Plaza
Suite 4535
New York, NY 10112

Liberty Partners Holdings 2, L.L.C. (4).....................    562,792        2.98%
1177 Avenue of the Americas
New York, New York 10036

Michael J. Kluger (5).......................................    566,167        3.00%

Lee A. Posey................................................    391,325        2.07%

Carl E. Ring, Jr. (5).......................................    562,792        2.98%

Richard A. Rouse (2)........................................     99,537           *

Roger A. Vandenberg.........................................    652,459        3.45%

John W. Nepute (2)..........................................    136,569           *

Richard E. Bond (2).........................................     20,831           *

Irvin M. Yoder (2)..........................................     13,978           *

Martin W. Garriott (2)......................................     12,928           *

All directors and executive officers as a group (11
persons)(6).................................................  3,305,592       17.36%

------------------------

*   Less than one percent.

(1) Applicable percentage of beneficial ownership is based on 18,893,397 shares of Common Stock outstanding as of March 24, 2000 together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after March 24, 2000 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other stockholder.

(2) Includes the number of shares subject to options which are exercisable within 60 days of March 24, 2000 by the following persons: Mr. Toolson (19,879 shares), Mr. Rouse (32,400 shares), Mr. Nepute (57,821 shares),
    Mr. Bond (12,840 shares), Mr. Yoder (10,935 shares) and Mr. Garriott (12,218 shares).

(3) Information based solely on a joint Schedule 13G filed on February 28, 2000 by inter alia: Wesley Guylay Capital Management, L.P. ("WGCM"), Wesley Guylay Capital Management III, L.P. ("WGCM III") and Wesley Richard Guylay, General Partner of WGCM and WGCM III. Because of Mr. Guylay's position as general partner of WGCM and WGCM III, Mr. Guylay may be deemed to be the beneficial owner of the shares.

(4) Information based partly on a joint Schedule 13G/A (the "Liberty 13G") filed on February 11, 2000 by, inter alia: Liberty Partners Holdings 2, L.L.C. ("LLC"); Liberty Partners, L.P. ("LP"), the manager of LLC; Liberty Capital Partners, Inc. ("LCP"), LP's general partner; and Carl E. Ring, Jr. and Michael J. Kluger, who are directors and stockholders of LCP. The reporting persons in the Liberty 13G expressly disclaim any assertion or presumption that one or more of such persons constitute a "group" for purposes of
    Section 13(g) of the Exchange Act of 1934. Information also based on correspondence between the Company and LCP.

(5) Includes, solely for purposes of this table, 562,792 shares owned by Liberty Partners Holdings 2, L.L.C. and covered by the Liberty 13G. See footnote 4 above. For Mr. Kluger, also includes 3,375 shares held directly. The address for Messrs. Kluger and Ring is c/o Liberty Capital Partners, Inc., 1177 Avenue of the Americas, New York, New York 10036.

(6) Includes 150,480 shares subject to options which are exercisable within 60 days of March 24, 2000.

                               PERFORMANCE GRAPH

    The following line graph shows a comparison of cumulative total stockholder return for the Company's Common Stock, the New York Stock Exchange Composite Index and a peer group of companies selected by the Company (the "Peer Group"), whose primary business is recreational vehicles. The Peer Group consists of Coachmen Industries, Inc., National RV Holdings, Inc., Fleetwood Enterprises, Inc., Thor Industries, Inc., SMC Corporation and Winnebago Industries, Inc. The graph assumes that $100 was invested on December 31, 1994 at the closing price for the Company's stock on such date, and that all dividends are reinvested. In accordance with the guidelines of the SEC, the stockholder return for each entity in the Peer Group has been weighted on the basis of market capitalization as of each measurement date set forth in the graph. Historic stock price performance should not be considered indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    TOTAL RETURN TO STOCKHOLDERS
(ASSUMES $100 INVESTMENT ON 12/30/94)
                                       Monaco Coach  Peer Group  NYSE Composite
12/30/94                                    $100.00     $100.00         $100.00
3/31/95                                     $104.87     $116.16         $107.95
6/30/95                                     $104.87     $102.48         $116.20
9/29/95                                      $82.74     $101.89         $124.77
12/29/95                                     $59.03     $124.29         $131.27
3/29/96                                      $93.45     $126.77         $138.18
6/28/96                                      $81.95     $155.07         $143.03
9/30/96                                      $83.63     $169.46         $146.34
12/31/96                                    $106.55     $164.39         $156.24
3/31/97                                     $117.17     $139.62         $158.72
6/30/97                                     $158.94     $155.54         $184.21
9/30/97                                     $154.87     $177.83         $198.04
12/31/97                                    $167.17     $214.15         $203.61
3/31/98                                     $257.26     $245.87         $228.17
6/30/98                                     $287.61     $226.53         $230.55
9/30/98                                     $248.32     $176.18         $200.93
12/31/98                                    $390.88     $332.90         $237.36
3/31/99                                     $340.18     $283.31         $240.46
6/30/99                                     $624.12     $377.43         $258.20
9/30/99                                     $539.31     $324.68         $233.54
12/30/99                                    $565.58     $328.77         $259.06

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended January 1, 2000, all filing requirements applicable to its officers, directors and ten percent stockholders were met, except as follows. Lee Posey, Michael J. Kluger and Carl E. Ring, Jr. did not timely file one Form 4 during 1999, each filing covering one transaction. Kay Toolson did not timely file one Form 4 during 1999, covering two transactions.

                                          FOR THE BOARD OF DIRECTORS
                                          RICHARD E. BOND
                                          SECRETARY

April 20, 2000

                            MONACO COACH CORPORATION

                           1993 DIRECTOR OPTION PLAN

                AS AMENDED AND RESTATED EFFECTIVE APRIL 10, 2000

    1. PURPOSES OF THE PLAN. The purposes of this 1993 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

    All options granted hereunder shall be "non-statutory stock options."

    2.  DEFINITIONS.  As used herein, the following definitions shall apply:

    (a) "BOARD" means the Board of Directors of the Company.

    (b) "CODE" means the Internal Revenue Code of 1986, as amended.

    (c) "COMMON STOCK" means the Common Stock of the Company.

    (d) "COMPANY" means Monaco Coach Corporation, a Delaware corporation.

    (e) "CONTINUOUS STATUS AS A DIRECTOR" means the absence of any interruption or termination of service as a Director.

    (f) "DIRECTOR" means a member of the Board.

    (g) "EMPLOYEE" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

    (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    (i) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

        (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of grant, as reported in The Wall Street Journal or such other source as the Board deems reliable;

        (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

        (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

    (j) "OPTION" means a stock option granted pursuant to the Plan.

    (k) "OPTIONED STOCK" means the Common Stock subject to an Option.

    (l) "OPTIONEE" means an Outside Director who receives an Option.

    (m) "OUTSIDE DIRECTOR" means a Director who is not an Employee.

    (n) "PARENT" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

    (o) "PLAN" means this 1993 Director Option Plan.

    (i) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

    (p) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

    3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is one hundred thirty five thousand (135,000) Shares (the "Pool") of Common Stock. The Shares may be authorized but unissued, or reacquired Common Stock.

    If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

    4.  ADMINISTRATION OF AND GRANTS OF OPTIONS UNDER THE PLAN.

    (a) ADMINISTRATOR. Except as otherwise required herein, the Plan shall be administered by the Board.

    (b) PROCEDURE FOR GRANTS.  The provisions set forth in this Section
4(b) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

        (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

        (ii) Each Outside Director shall be automatically granted an Initial Option to purchase eight thousand (8,000) Shares (the "First Option") on the date on which the later of the following events occurs: (A) the effective date of the Company's initial underwritten public offering of its Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, or (B) the date on which such person first becomes a Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy.

        (iii) Commencing on September 30, 1994, each Outside Director shall be automatically granted a subsequent Option to purchase three thousand five hundred (3,500) Shares (a "Subsequent Option") on September 30 of each year after the date of the First Option grant, provided such Outside Director shall have served on the Board for at least six months prior to the date of the Subsequent Option grant and remains an Outside Director on such date.

        (iv) Notwithstanding the provisions of subsections (ii) and
    (iii) hereof, any exercise of an Option made before the Company has obtained stockholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 16 hereof.

        (v) The terms of a First Option granted hereunder shall be as follows:

           (A) the term of the First Option shall be ten (10) years.

           (B) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in
       Section 8 hereof.

           (C) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the First Option.

           (D) the First Option shall become exercisable in installments cumulatively as to twenty percent (20%) of the Shares subject to the First Option one (1) year from its date of grant and as to twenty percent (20%) each year thereafter if, on each such date, the Optionee has maintained his Continuous Status as a Director.

        (vi) The terms of a Subsequent Option granted hereunder shall be as follows:

           (A) the term of the Subsequent Option shall be ten (10) years.

           (B) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in
       Section 8 hereof.

           (C) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Subsequent Option.

           (D) the Subsequent Option shall become exercisable as to one hundred percent (100%) of the Shares subject to the Subsequent Option five
       (5) years from its date of grant if, on such date, the Optionee has maintained his Continuous Status as a Director.

        (vii) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

    (c) POWERS OF THE BOARD. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 2(i) of the Plan, the Fair Market Value of the Common Stock; (ii) to interpret the Plan;
(iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (v) to make all other determinations deemed necessary or advisable for the administration of the Plan.

    (d) EFFECT OF BOARD'S DECISION. All decisions, determinations and interpretations of the Board shall be final.

    5. ELIGIBILITY. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4(b) hereof. An Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

    The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

    6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

    7. FORM OF CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash, (ii) check,
(iii) promissory note, (iv) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six
(6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (v) delivery of a properly executed exercise notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, (vi) any combination of the foregoing methods of payment, or
(vii) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law.

    8.  EXERCISE OF OPTION.

    (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 16 hereof has been obtained.

    An Option may not be exercised for a fraction of a Share.

    An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

    Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

    (b) RULE 16B-3. Options granted to Outside Directors must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

    (c) TERMINATION OF CONTINUOUS STATUS AS A DIRECTOR. In the event an Optionee's Continuous Status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

    (d) DISABILITY OF OPTIONEE. In the event Optionee's Continuous Status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Option granted hereunder to such Optionee shall become vested and exercisable for the full number of Shares covered by the Option. The Optionee may exercise his or her Option, at any time within twelve
(12) months from the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (e) DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option shall become vested and exercisable for the full number of Shares covered by the Option. The Option held by the Optionee at the time of death may be exercised at any time within twelve (12) months following the date of death by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance. In no event shall an Option be exercised later than the expiration of the term of the Option, as set forth in the Option agreement. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    9. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

    10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER, ASSET SALE OR CHANGE OF CONTROL.

    (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option. In addition, a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company shall not result in an adjustment to the number of shares granted to Outside Directors pursuant to
Section 4(b)(ii) and Section 4(b)(iii) of the Plan subsequent to such stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.

    (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

    (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

    11.  AMENDMENT AND TERMINATION OF THE PLAN.

    (a) AMENDMENT AND TERMINATION. Except as set forth in Section 4, the Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

    (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

    12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

    13. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

    Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    14. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    15. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

    16. STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual meeting of stockholders held subsequent to the granting of an Option hereunder. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

                            MONACO COACH CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                MAY 18, 2000
                                 10:00 A.M.

                           91320 INDUSTRIAL WAY,
                              COBURG, OREGON





          MONACO COACH CORPORATION
          91320 INDUSTRIAL WAY, COBURG, OREGON                           PROXY
------------------------------------------------------------------------------

     The undersigned stockholder of Monaco Coach Corporation, a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 20, 2000, and the 1999 Annual Report to Stockholders, and hereby appoints Kay L. Toolson and John W. Nepute, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Monaco Coach Corporation to be held on May 18, 2000, at 10:00 a.m. local time, at the Company's headquarters, located at 91320 Industrial Way, Coburg, Oregon, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, FOR THE AMENDMENT TO THE COMPANY'S DIRECTOR PLAN TO AMEND THE COMPANY'S 1993 DIRECTOR OPTION PLAN TO (I) DECREASE THE INITIAL OPTION GRANTS TO DIRECTORS FROM 27,000 TO 8,000 SHARES AND THE ANNUAL OPTION GRANTS TO DIRECTORS FROM 5,400 TO 3,500 SHARES; (II) REMOVE THE CURRENT LIMITATION ON CERTAIN DIRECTORS FROM PARTICIPATING IN THE DIRECTOR PLAN; AND (III) PROVIDE THAT A STOCK SPLIT WILL NOT RESULT IN AN ADJUSTMENT TO THE NUMBER OF SHARES SUBJECT TO AUTOMATIC OPTION GRANTS OCCURRING AFTER THE DATE OF THE STOCK SPLIT AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                     SEE REVERSE FOR VOTING INSTRUCTIONS.

                             Please detach here


1. Election of directors:   01 Kay L. Toolson         03 Lee Posey          / / Vote FOR      / / Vote WITHHELD
                            02 Michael J. Kluger                            all nominees      from all nominees

                                                               (except as indicated to the contrary below)

                                                                             -----------------------------------------
 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
 WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                             -----------------------------------------

2. PROPOSAL TO AMEND THE COMPANY'S 1993 DIRECTOR OPTION PLAN TO (I) DECREASE  / / FOR     / / AGAINST     / / ABSTAIN
THE INITIAL OPTION GRANTS TO DIRECTORS FROM 27,000 TO 8,000 SHARES AND THE
ANNUAL OPTION GRANTS TO DIRECTORS FROM 5,400 TO 3,500 SHARES; (II) REMOVE THE
CURRENT LIMITATION ON CERTAIN DIRECTORS FROM PARTICIPATING IN THE DIRECTOR
PLAN; AND (III) PROVIDE THAT A STOCK SPLIT WILL NOT RESULT IN AN ADJUSTMENT
TO THE NUMBER OF SHARES SUBJECT TO AUTOMATIC OPTION GRANTS OCCURRING AFTER
THE DATE OF THE STOCK SPLIT.

3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS        / / FOR     / / AGAINST     / / ABSTAIN
THE INDEPENDENT ACCOUNTANTS OF THE COMPANY:
And in their discretion, upon such other matter or matters which may properly come before the meeting, and any adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE  / /                                              Dated
AND NOTE BELOW:                                                                      --------------------------------

                                                                            Signature(s) of Stockholder or Authorized
                                                                            Signatory
                                                                            -----------------------------------------


                                                                            -----------------------------------------

                                                                            (This Proxy should be marked, dated, signed
                                                                            by the stockholder(s) exactly as his or her
                                                                            name appears hereon, and returned promptly
                                                                            in the enclosed envelope.  Persons signing
                                                                            in a fiduciary capacity should so indicate.
                                                                            If shares are held by joint tenants or as
                                                                            community property, both should sign.)

                                                                            WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING
                                                                            IN PERSON, YOU ARE URGED TO COMPLETE, DATE,
                                                                            SIGN AND PROMPTLY MAIL THIS PROXY IN THE
                                                                            ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES
                                                                            MAY BE REPRESENTED AT THE MEETING.